UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

HOMETOWN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 E. Grant Street

Woodstown, NJ, 08098

(Address of principal executive offices) (Zip Code)

(856) 759-9034

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2020 (the “Closing Date”), Hometown International, Inc., a Nevada corporation (the “Company”), consummated private offers and sales (collectively, the “Offering”) of an aggregate of 2,500,000 shares (the “Shares”) of common stock to three accredited investors (each, an “Investor”) for gross cash proceeds of $2,500,000 (the “Purchase Price”), pursuant to the terms of a Subscription Agreement between the Company and each of the Investors (each, a “Subscription Agreement”). As of the Closing Date, the Company had 7,797,004 shares of common stock issued and outstanding.

The Company intends to utilize the net proceeds from the Offering to finance an investment banking program to evaluate potential merger candidates for the Company, and for working capital and general corporate purposes.

In addition to customary representations and warranties made by the parties in the Subscription Agreements, the Company agreed to discuss with each Investor, at least on a quarterly basis, and in advance of any consideration taken by the Company, of its current plans to list on a national securities exchange. The Company also agreed not to take certain actions without the express written consent of one of the Investors, including any change in management or to the board of directors, change the Company’s independent public accountant, incurrence of any expense over $50,000, or any other material action. The Company further agreed to maintain its corporate existence and not sell all or substantially all of its assets, except when the surviving entity assumes the Company’s obligations under the Warrants (as defined below) the Investors received (the “Investor Warrants”), and the Registration Rights Agreement (as defined below), and is a publicly traded entity, for as long as any of the Investors beneficially own any of the Investor Warrants.

In connection with the Offering, the Company entered into Registration Rights Agreements with the Investors (each, a Registration Rights Agreement”), pursuant to which the Company agreed that no later than 45 calendar days after the Closing Date, the Company will file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the Shares issued in the Offering, and the shares of common stock issuable upon exercise of the Investor Warrants (the “Warrant Shares”) (collectively, the “Registrable Securities”). The Company agreed to use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 60 calendar days of filing with the SEC, or 90 days in the event of a full review by the SEC. If the Company is late in filing the Registration Statement, or if the Registration Statement is not declared effective on a timely basis, the Company will be required to pay the Investors liquidated damages at a rate equal to 1% of the Investor’s portion of the Purchase Price for each full month the registration requirements have not been satisfied; provided, however, that in no event shall the aggregate of any such liquidated damages exceed 10% of the total Purchase Price. No liquidated damages will accrue and accumulate with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares which may be included in the Registration Statement. The Company also agreed to use best efforts to register the Investor Warrants (the “Additional Registrable Securities”) as soon as practicable after all of the Registrable Securities have been registered. The Company is required to use its commercially reasonable efforts to keep the Registration Statement “evergreen” until the expiration of the Warrants, or until Rule 144 is available to the holders of Registrable Securities and Additional Registrable Securities, whichever is earlier.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. All statements made herein concerning the Subscription Agreement and the Registration Rights Agreement are qualified by reference to said Exhibits.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 8.01 of this Current Report regarding the issuance of the Shares and Warrants, respectively, is incorporated herein by reference in response to this Item 3.02. The Shares described in Item 1.01 above, and Warrants described in Item 8.01 below, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder. The Subscription Agreements executed in connection with the issuance of the Shares contain representations to support the Company's reasonable belief that each of the Investors had access to information concerning its operations and financial condition, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in Item 1.01 above and Item 8.01 below are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 8 - Other Events

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K (the “Original Form 8-K”) the Company filed with the SEC on March 20, 2020, as updated by the Current Report on Form 8-K the Company filed on March 31, 2020, the Board of Directors of the Company authorized the issuance of warrants to all of the Company’s shareholders of record as of April 15, 2020. As of such date, the Company issued to each shareholder of record: (i) five Class A Warrants, entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.25 per share, (ii) five Class B Warrants, entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.50 per share, (iii) five Class C Warrants, entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.75 per share, and (iv) five Class D Warrants, entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $2.00 per share, with each warrant expiring on April 15, 2035 (collectively, the “Warrants”). The Company issued an aggregate of 155,940,080 Warrants.

The Warrants include antidilution provisions and other rights, which are contained in all the Warrants. In addition to the customary antidilution adjustment for stock splits and reclassifications, if at any time the Company issues rights to purchase shares pro rata to all of its the shareholders, then the holders of the Warrants shall be entitled to such rights. The holders of the Warrant shall also be entitled to dividends paid to the Company’s shareholders as if the holders had exercised the Warrants. Moreover, until the Company’s common stock is listed or quoted on a national securities exchange, if the Company sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents at an effective price per share less than the exercise price of the Warrants then in effect, then simultaneously with the consummation of each such issuance, the exercise price of the Warrants shall be reduced to equal such lower price. In addition, the holders of the Warrants shall be entitled to all notices as if said holders were holders of the common stock of the Company.

Copies of the forms of Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants were attached to the Original Form 8-K. Given the addition of the antidilution rights described above, among other changes to the forms of Warrants, copies of the current forms of Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants being distributed to the shareholders of record as of April 15, 2020 are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference. These exhibits shall replace the previous exhibits attached to the Original Form 8-K in their entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant
4.3	Form of Class C Warrant
4.4	Form of Class D Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN INTERNATIONAL, INC.

Date: April 17, 2020	By:	/s/ Paul F. Morina
Paul F. Morina Chief Executive Officer and Chief Financial Officer

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